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                                                                   EXHIBIT 1.1




                      UNION TEXAS PETROLEUM HOLDINGS, INC.

                    $100,000,000 MEDIUM-TERM NOTES, SERIES A
                            DUE NINE MONTHS OR MORE
                               FROM DATE OF ISSUE

                                _______________

                            Selling Agency Agreement

                                                                          , 1995
Salomon Brothers Inc
BA Securities, Inc.
NationsBank Capital Markets, Inc.
UBS Securities Inc.
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Dear Sirs:

                 Union Texas Petroleum Holdings, Inc., a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to $100,000,000 aggregate principal amount of its Medium-Term Notes, Series A Due Nine Months or More From Date of Issue (the "Notes"). The Notes which will constitute senior notes will be issued under an Indenture, as amended (the "Senior Indenture"), between the Company and The First National Bank of Chicago, and the Notes which will constitute subordinated notes will be issued under an Indenture (the "Subordinated Indenture"), to be entered into between the Company and The First National Bank of Chicago. The Senior Indenture and the Subordinated Indenture are referred to herein collectively as the "Indentures" and individually as an "Indenture". The First National Bank of Chicago, as trustee, is herein referred to as the "Trustee". Unless otherwise specifically provided for and set forth in a Pricing Supplement (as defined below), the Notes will be issued in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000, will be issued only in fully registered form and will have the interest rates, maturities and, if applicable, other terms set forth in such Pricing Supplement. The Notes will be issued, and the terms thereof established, in accordance with the applicable Indenture and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A (the "Procedures") (unless a Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes such Procedures with respect to the Notes issued pursuant to such Terms Agreement). The Procedures may be amended only by written agreement of the Company and you after notice to, and with the approval of, the Trustee.
For the purposes of this Agreement, the term "Agent" shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

                 1. The Company represents and warrants to, and agrees with, each of the Agents that:
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                      (a)   A registration statement in respect of the Notes
         has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; the Company has included in such registration statement, or has filed with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), a supplement to the form of prospectus included in such registration statement relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"); in connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement (each a "Pricing Supplement") specifying the interest rates, maturity dates and, if appropriate, other similar terms of the Notes sold pursuant hereto or the offering thereof; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; the various parts of such registration statement, including all exhibits thereto (other than the Statement of Eligibility and Qualification on Form T-1 of the Trustee) and including the documents incorporated by reference therein, as amended as of the date hereof, being hereinafter called the "Registration Statement"; the form of basic prospectus contained in the Registration Statement being hereinafter called the "Basic Prospectus"; the Basic Prospectus as supplemented by the Prospectus Supplement being hereinafter referred to as the "Prospectus"; each date that the Registration Statement and any post-effective amendment thereto became or becomes effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed being hereinafter referred to as the "Effective Date"; any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus or the Prospectus Supplement being deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the date of the Basic Prospectus, the Prospectus or the Prospectus Supplement, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated by reference therein.

                      (b) As of the date hereof, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of the date of a Terms Agreement and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, will conform, in all material respects to the requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the published rules and regulations of the Commission thereunder and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;

                      (c) None of the Company or any of its subsidiaries or, to the best of the Company's knowledge, Unimar Company, a Texas general partnership ("Unimar"), has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, as amended or supplemented, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus which loss or interference is material to the Company and its subsidiaries taken as



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         a whole; and, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, as amended or supplemented, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

                      (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each subsidiary of the Company identified in Annex III hereto (collectively, the "Material Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; Unimar has been duly formed and is validly existing as a partnership under the laws of the State of Texas; and the Company does not have any subsidiary that is a "significant subsidiary" (within the meaning of the published rules and regulations of the Commission under the Act) that is not identified in Annex III hereto;

                      (e) The Company has an authorized capitalization as set forth in the Prospectus; and all of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and all of such shares of capital stock and 50% of the equity interests in Unimar (except for directors' qualifying shares and shares held by third parties solely to satisfy local law requirements and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                      (f) The Notes have been duly authorized by the Company and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the applicable Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; each Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, as of the time any Notes are issued and sold hereunder, will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Notes and each Indenture will conform to the descriptions thereof in the Prospectus;

                      (g) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, each Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries or, to the best of the Company's knowledge, Unimar is a party or by which the Company or any of its subsidiaries or, to the best of the Company's knowledge, Unimar is bound or to which any of the property or assets of the Company or any of its subsidiaries or, to the best of the Company's knowledge, Unimar is subject, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or, to the best of the Company's knowledge, Unimar or any of their properties (excluding conflicts, breaches, violations and defaults that, individually or in the aggregate, will not have any material adverse effect on the general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries taken





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         as a whole), nor will any such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Company; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or either Indenture, except the registration under the Act of the Notes, the qualification under the Trust Indenture Act of the Indentures and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Agents;

                      (h) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the best of the Company's knowledge, Unimar is a party or of which any property of the Company or any of its subsidiaries or, to the best of the Company's knowledge, Unimar is the subject which, if determined adversely to the Company or any of its subsidiaries or Unimar, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                      (i) Price Waterhouse LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                      (j) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the published rules and regulations of the Commission thereunder, and the offer and sale of the Notes will not subject the Company to registration under, or result in a violation of, the Investment Company Act; and

                      (k) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

                 2. (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

                 On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. Each Agent shall make reasonable best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. Notwithstanding anything herein to the contrary, no Agent shall have any obligation to solicit offers to purchase Notes which constitute subordinated notes until such time as the Subordinated Indenture shall have been executed and delivered by the Company and the Trustee and the Agents have received in connection therewith such opinions of Simpson Thacher & Bartlett, counsel for the Agents (which counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters), and Andrews & Kurth L.L.P., counsel for the Company, as the Agents may reasonably request. It is understood and agreed, however, that any Agent may purchase Notes as principal pursuant to Section 2(b).





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                 The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed or is terminated.

                 The Company agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Annex I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

                 Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement is in effect the Company shall not solicit or accept offers to purchase Notes through any agent other than an Agent.

                 If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall indemnify and hold each of you harmless against any loss, claim or damage arising from or as a result of such default by the Company.

                 (b) Subject to the terms and conditions stated herein, whenever the Company and any of you determines that the Company shall sell Notes directly to any of you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale. Each such supplemental agreement (which may be either an oral or written agreement; provided, that any oral terms agreement shall promptly be confirmed in writing) is herein referred to as a "Terms Agreement". Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the aggregate principal amount of such Notes, the price to be paid to the Company for such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date for the purchase of such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company's independent public accountants as described in Section 7(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(e). Any written Terms Agreement may be in the form attached hereto as Exhibit B. The Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

                 Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

                 Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto.





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                 Each Agent agrees that it will not, as agent or principal, as the case may be, directly or indirectly, solicit offers to purchase any Notes or offer, sell or deliver any Notes, in any foreign country, except in accordance with all applicable laws, rules and regulations.

                 3. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

                 4.  The Company agrees with each of you:

                 (a) To make no further amendment or any supplement to the Registration Statement, Basic Prospectus or Prospectus Supplement (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes or
         (iii) a supplement relating to an offering of securities registered under the Registration Statement (the "Securities") other than the Notes) after the date of this Agreement and prior to the termination of the offering of the Notes (including by way of resale by a Purchaser of Notes) unless the Company shall have furnished to each of you a copy of any such proposed amendment or supplement for your review prior to the filing thereof and shall have given to each of you a reasonable opportunity to comment on any such proposed amendment or supplement; provided, that, subsequent to the execution of any Terms Agreement or the agreement of any person to purchase and pay for Notes pursuant to a solicitation by any of the Agents, as the case may be, and prior to the subsequent sale of the Notes pursuant to such Terms Agreement or agreement, as the case may be, the Company will make no amendment or supplement to the Registration Statement, Basic Prospectus or Prospectus Supplement, except as described in clauses
         (i), (ii) and (iii) above, without the prior approval of the Purchaser or the soliciting Agent, as the case may be; subject to the foregoing provisions of this Section 4(a), to cause each supplement to the Prospectus and each amended Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or when the Prospectus, any supplement to the Prospectus or any amended Prospectus has been filed, and to furnish you copies thereof; to file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the period when a prospectus relating to the Notes is required to be delivered; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                 (b) Promptly from time to time to take such action as you may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions in the U.S. and Canada as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes,provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                 (c) To furnish you with copies of the Prospectus and any supplements thereto in such quantities as you may from time to time reasonably request, and, if, at any time when a prospectus relating to the Notes is required to be delivered under the Act in the judgment of counsel for the Agents, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state



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         any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend the Registration Statement or amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you to suspend solicitation of offers to purchase Notes (and, if so notified, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented) and upon your reasonable request to file such document and to prepare and furnish without charge to you as many copies as you may from time to time reasonably request of an amended Registration Statement or an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance (if such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to Section 4(l) in connection with the preparation or filing of such amendment or supplement, are reasonably satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if required, resume your obligation to solicit offers to purchase Notes hereunder);

                 (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158);

                 (e) During the period, if any, specified in any Terms Agreement, not to offer, sell, contract to sell or otherwise dispose of debt securities of the Company which are substantially similar to the Notes to which such Terms Agreement relates, except (x) with your prior written consent, (y) as described in the Prospectus, as amended or supplemented prior to the date of the applicable Terms Agreement or
         (z) pursuant to borrowings under the Company's credit facilities or other lines of credit established by the Company prior to the date of the applicable Terms Agreement;

                 (f) To furnish to the holders of the Notes as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                 (g) Prior to the termination of the offering of the Notes (including by way of resale by a Purchaser of Notes), to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed;

                 (h) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement and Prospectus, as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving



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
         effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including the Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement. The Company will inform you promptly upon your request of the aggregate amount of Securities registered under the Registration Statement which remain unsold;

                 (i) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto or (iii) resulting from the filing by the Company of a Current Report on Form 8-K which, in the judgment of the Company in consultation with its outside counsel, is not material, the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company (executed by any two officers of the Company), dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate delivered to you in connection with the execution of this Agreement pursuant to Section 6(e) but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate delivered to you in connection with the execution of this Agreement pursuant to Section 6(e) are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement;

                 (j) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto, (iii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter or (iv) resulting from the filing by the Company of a Current Report on Form 8-K which, in the judgment of the Company, in consultation with its outside counsel, is not material, unless, in the case of clause (iii) above, in the reasonable judgment of Salomon Brothers Inc, such financial statements or other information is of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of counsel of the Company satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to each of you, of the same tenor as the opinion referred to in Section 6(c) but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement, or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement);

                 (k) Each time that the Registration Statement or the Prospectus is amended or supplemented to include or incorporate amended or supplemental financial information, the Company shall cause its independent public accountants promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 6(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be reasonably satisfactory in form to each of you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information or changes in specified financial statement line items; and

                 (l) The Company shall furnish to each of you such information, documents, certificates of any two officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement and any amendments thereof, the Prospectus and any amendments thereof or supplements thereto the Indentures, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request.

                 5. The Company covenants and agrees with you that it will pay or cause to be paid the following, whether or not any sale of Notes is consummated: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Notes under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to you; (ii) the cost of printing or producing this Agreement, any Terms Agreement, the Indentures, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Notes; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Notes; (vi) the costs of preparing and delivering the Notes to each Purchaser, including any capital, stamp or other tax or duty payable upon the issuance of the Notes; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indentures and the Notes; (viii) all expenses and listing fees, if any, in connection with the listing of the Notes on the New York Stock Exchange; (ix) all out-of-pocket expenses (including without limitation advertising expenses approved in advance by the Company), if any, incurred by you in connection with this Agreement; (x) the fees and expenses of your one counsel on behalf of all of you incurred in connection with this Agreement and (xi) all other costs and expenses incident to the performance of its obligations hereunder and under any Terms Agreement which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section, Section 2(a),
Section 9 and Section 10 hereof, you will pay all of your own additional costs and expenses, including transfer taxes on resale of any of the Notes by you.

                 6. The obligations of the Agents hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the date hereof, the Effective Date, the date on which any supplement to the Prospectus is filed with the Commission, and each Closing Date, true and correct, the condition that the statements of the Company made in any certificate pursuant to the provisions hereof are true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                 (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                 (b) Simpson Thacher & Bartlett, counsel for the Agents, shall have furnished to you such opinion or opinions, dated the date hereof, with respect to the incorporation of the Company, this Agreement, the Indentures, the validity of the Notes, the Registration Statement, the Prospectus (together with any supplement thereto), and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                 (c) Andrews & Kurth L.L.P., counsel for the Company, shall have furnished to you their written opinion, dated the date hereof, in form and substance satisfactory to you, to the effect that:

                               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                              (ii)  The Company has an authorized
                 capitalization as set forth in the Prospectus;

                             (iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases a material amount of properties, or conducts any material business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of matters of fact upon certificates of public officials or officers of the Company, provided, that such counsel shall state that they believe that both you and they are justified in relying upon such certificates);

                              (iv)  Each Material Subsidiary has been duly
                 incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; to the best of such counsel's knowledge after reasonable investigation, Unimar has been duly formed and is validly existing as a partnership under the laws of the State of Texas; and all of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued and are fully paid and non- assessable, and (except for directors' qualifying shares and shares held by third parties solely to satisfy local law requirements and except as otherwise set forth in the Prospectus), to the best of such counsel's knowledge after reasonable investigation and except as set forth in a schedule to such counsel's opinion, all of such shares of capital stock and 50% of the equity interests in Unimar are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims within the meaning of the Uniform Commercial Code (such counsel being entitled to (A) state that the opinion in this clause relating to the ownership of capital stock and equity interests is based solely on a review of the corporate records of the Company and its subsidiaries and the records of Unimar, the certificate or certificates representing such shares of capital stock and evidence of such equity interests in Unimar and a certificate or certificates in respect of matters of fact as to ownership of and liens, encumbrances, equities or claims on such shares of capital stock and equity interests, provided, that such counsel shall state that they believe that both you and they are justified in relying upon such certificate or certificates and (B) rely in respect of matters of fact upon certificates of public officials or officers of the Company or its subsidiaries furnished to you at the time of delivery of such opinion, provided, that such counsel shall state that they believe that both you and they are justified in relying upon such certificates);

                               (v)  To the best of such counsel's knowledge
                 after reasonable investigation, other than as set forth in the Prospectus, there is no pending or threatened action, suit or proceeding before any court or any governmental agency or body or any arbitrator involving the Company, any Material Subsidiary or Unimar required to be disclosed in the Registration Statement that is not adequately disclosed therein;

                              (vi) This Agreement has been duly authorized, executed and delivered by the Company;

                             (vii) The Notes have been duly authorized and, when executed, issued and delivered by the Company and, assuming the due authentication thereof by the Trustee, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the applicable Indenture; and the Notes (subject to the insertion in the Notes of the maturity dates, the interest rates, and other similar terms thereof which will be described in supplements to the Prospectus as contemplated by Section 1(a) hereof) and the Indentures conform to the descriptions thereof in the Prospectus;

                            (viii)  The Senior Indenture has been duly
                 authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and each Indenture has been duly qualified under the Trust Indenture Act;

                              (ix) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, each Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not result in any violation of the Restated Certificate of Incorporation or By-laws of the Company and, to the best of such counsel's knowledge after reasonable investigation, such actions will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Material Subsidiaries or, to the best of such counsel's knowledge, Unimar is a party or by which the Company or any of its Material Subsidiaries or, to the best of such counsel's knowledge, Unimar is bound or to which any of the property or assets of the Company or any of its Material Subsidiaries or, to the best of such counsel's knowledge, Unimar is subject, or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company, any of its Material Subsidiaries or, to the best of such counsel's knowledge, Unimar or any of their properties (excluding breaches, violations and defaults that, individually or in the aggregate, will not have any material adverse effect on the general affairs, management, financial position, stockholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole);

                               (x) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by this Agreement or either Indenture, except such as have been obtained under the Act and the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Agents;

                              (xi) The statements made in the Prospectus under the captions "Description of the Debt Securities" and "Description of Medium-Term Notes, Series A" insofar as they purport to constitute summaries of the legal matters and documents referred to therein, fairly present the information called for with respect to such legal matters and documents and fairly summarize such legal matters and documents;

                             (xii) The Company is not an "investment company" within the meaning of the Investment Company Act and the published rules and regulations of the Commission thereunder, and no registration of the Company under the Investment Company Act is required for, or will be required as a consequence of, the issuance, offer and sale of the Notes pursuant to this Agreement;

                            (xiii) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules and engineering and statistical data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations of the Commission thereunder; and

                             (xiv)  The Registration Statement and the
                 Prospectus and any further amendments and supplements thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules and engineering and statistical data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the published rules and regulations of the Commission thereunder.

                 Such counsel shall state that, although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in any of the documents referred to in subclause
         (xiii) of this Clause (c) or in the Registration Statement or the Prospectus (except as and to the extent described in subclause (xi) of this Clause (c)), they have no reason to believe that (i) any of the documents referred to in subclause (xiii) of this Clause (c) when such documents became effective or were so filed, as the case may be, contained, in the case of the Registration Statement, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; or (ii) as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the date of such opinion, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion or belief) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration

         Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

                 In rendering the opinions referred to in subclauses (ii) (other than with respect to authorized capitalization), (iii), (iv),
         (v), (ix) and (x) of this Clause (c), such counsel may rely upon an opinion of Newton W. Wilson, III, Esq., General Counsel, Vice President-Administration and Secretary of the Company, furnished to you at the time of delivery of such opinion,provided, that such counsel shall state that they believe that both you and they are justified in relying upon such opinion.

                 In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the State of Texas, and the General Corporation Law of the State of Delaware.

                 (d) Price Waterhouse LLP shall have furnished to you a letter or letters, dated the date hereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto; and


                 (e) The Company shall have furnished or caused to be furnished to you on the date hereof and at any time prior to the termination of this Agreement certificates of the Company (executed by any two officers of the Company) and opinions of in-house counsel for the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the date thereof (provided, that with respect to any certificate delivered as of any initial Closing date as to the accuracy of the representations and warranties contained in subsections 1(c), (d),
         (e) and (h), the references in such subsections to the Prospectus shall be deemed to be references to the Prospectus as amended and supplemented as of the time of the applicable Terms Agreement or the agreement of the purchaser to purchase and pay for the Notes, as the case may be), as to the matters set forth in subsection (a) of this Section, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the date thereof and as to such other matters as you may reasonably request.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the Agents. Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing.

                 The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett, counsel for the Agents, at 425 Lexington Avenue, New York, New York, on the date hereof.

                 7. The obligations of a Purchaser to purchase any Notes shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the date of the related Terms Agreement and as of the Closing Date for such Notes, true and correct in all material respects, the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                 (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been instituted or threatened by the Commission;

                 (b) To the extent agreed to between the Company and the Purchaser in a Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, of the same tenor as the certificate delivered to the

         Agents in connection with the execution of this Agreement pursuant to Section 6(e), (ii) the opinion of Andrews & Kurth L.L.P., counsel for the Company, dated as of the Closing Date, to the effect set forth in Section 6(c), (iii) the opinion of Simpson Thacher & Bartlett, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 6(b), and (iv) letter of Price Waterhouse LLP, dated as of the Closing Date, to the effect set forth in Section 6(d); and

                 (c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

                 If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement and the applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing.

                 8. (a) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, at the Closing Date therefor, any condition set forth in Section 6 or 7, as applicable, shall not be satisfied.

                 (b) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of Sections 10(b)(i) through (v) shall have occurred (with the judgment of the Agent which presented the offer to purchase such Note being substituted for any judgment of a purchaser required therein) (it being understood that under no circumstance shall any such Agent have any duty or obligation to the Company or to any such person to exercise the judgment permitted to be exercised under this Section 8(b) and Section 10(b)).

                 9. (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Notes as originally filed or in any amendment thereto or the Prospectus or any preliminary prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement for the registration of the Notes as originally filed or in any amendment thereto or the Prospectus or any preliminary prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein.

                 (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereto or the

Prospectus or any preliminary prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the registration statement for the registration of the Notes as originally filed or in any amendment thereto or the Prospectus or any preliminary prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                 (c) Promptly after receipt by a party entitled to indemnification under subsection (a) or (b) above (the "indemnified party") of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against a party required to provide indemnification to such indemnified party under such subsection (the "indemnifying party"), notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel), apart from counsel to such indemnifying party, for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement of any such action effected without its consent, provided, that such consent is not unreasonably withheld or delayed.

                 (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) from which such losses, claims, damages or liabilities (or actions in respect thereof) arise received by Company bear to the total commissions received by such of the Agents in connection with the sale of Notes from which such losses, claims, damages or liabilities (or actions in respect thereof) arise (or, in the case of Notes sold pursuant to any Terms Agreement, the aggregate commissions that would have been received by such of the Agents if such commissions had been payable). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the commissions received by such Agent in connection with the sale of Notes from which such losses, claims, damages or liabilities (or actions in respect thereof) arise (or, in the case of Notes sold pursuant to any Terms Agreement, the aggregate commissions that would have been received by such of the Agents if such commissions had been payable). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this Section 9 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

                 10. (a) This Agreement will continue in effect until terminated as provided in this Section 10. This Agreement may be terminated either by the Company as to any Agent or by any of you insofar as this Agreement relates to any Agent, by giving written notice of such termination to such Agent or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fourth paragraph of Section 2(a), Section 5,
Section 9 and Section 10 and Section 11.

                 (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if prior to such time (i) any downgrading shall have occurred subsequent to the agreement to purchase such Note in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, (ii) any such organization shall have publicly announced subsequent to the agreement to purchase such Note that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities,
(iii) there shall have been imposed a suspension or material limitation in trading in securities generally on the New York Stock Exchange, (iv) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (v) there shall have been an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or delivery of such Notes or the terms and in the manner contemplated in the Prospectus (exclusive of any supplement thereto).

                 11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes. The provisions of Sections 5 and 9 hereof shall survive the termination or cancellation of this Agreement. The provisions of this Agreement (including without limitation Section 8 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. If at the time of termination of this Agreement any Purchaser shall own any Notes with the intention of selling them, the provisions of Section 4 shall remain in effect until such Notes are sold by the Purchaser.

                 12. All statements, requests, notices and agreements hereunder shall be in writing, and if to any of the Agents shall be delivered or sent by mail, telex or facsimile transmission to Solomon Brothers Inc at Seven World Trade Center, New York, N.Y. 10048, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

                 13. This Agreement shall be binding upon, and inure solely to the benefit of, the Agents, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Agent, and their respective heirs, executors, administrators, successors and assigns, and, to the extent provided in Section 8, any person who has agreed to purchase Notes, and no other person shall acquire or have any right under or by virtue of this Agreement.

                 14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                 15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                 If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon the acceptance hereof by you this letter and such acceptance hereof shall constitute a binding agreement between you and the Company.

                                       Very truly yours,

                                       UNION TEXAS PETROLEUM HOLDINGS, INC.


                                       By:____________________________________
                                          Name:
                                          Title:


Accepted as of the date hereof:

SALOMON BROTHERS INC


By:_____________________________________
    Name:
    Title:


BA SECURITIES, INC.


By:_____________________________________
    Name:
    Title:


NATIONSBANK CAPITAL MARKETS, INC.


By:_____________________________________
    Name:
    Title:


UBS SECURITIES INC.


By:_____________________________________
    Name:
    Title:

                                                                         ANNEX I


   MATURITY RANGE OF NOTES                                      PERCENTAGE OF PRINCIPAL AMOUNT
   -----------------------                                      ------------------------------
 From 9 months to less than 1 year                                        .125%

 From 1 year to less than 18 months                                       .150%

 From 18 months to less than 2 years                                      .200%

 From 2 years to less than 3 years                                        .250%

 From 3 years to less than 5 years                                        .350%

 From 5 years to less than 7 years                                        .500%

 From 7 years to less than 10 years                                       .600%

 From 10 years to less than 15 years                                      .625%

 From 15 years to less than 20 years                                      .700%

 From 20 years to less than 30 years                                      .750%

 Greater than 30 years                                                    Negotiated at the time of sale


                                                                        ANNEX II



               Pursuant to Section 6(e) of the Selling Agency Agreement, the accountants shall furnish letters to the Agents to the effect that:

            (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

           (ii) In their opinion, the financial statements and financial statement schedules provided pursuant to Article 12 of Regulation S-X audited by them and incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the applicable related published rules and regulations thereunder with respect to Registration Statements on Form S-3; and they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Agents;

          (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements referred to below, a reading of the latest available interim financial data of the Company and its subsidiaries, a reading of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters regarding the specified items for which representations are requested below, nothing came to their attention as a result of the foregoing procedures that caused them to believe that:

               (A) the unaudited condensed consolidated statements of operations, consolidated balance sheets and consolidated statements of cash flows included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles, when read in conjunction with the audited financial statements and notes thereto incorporated by reference in the Registration Statement, applied on a basis substantially consistent with the basis for the audited consolidated statements of operations, consolidated balance sheets and consolidated statements of cash flows included in the Company's Annual Report on Form 10-K for the most recent fiscal year;

               (B) at the date of the latest available interim financial data and at a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated short-term or long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets (working capital) or stockholders' equity or other items heretofore determined with the Agents, or any increases in any items heretofore determined with the Agents, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

               (C) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (B) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items heretofore determined with the Agents, or any increases in any items heretofore determined with the Agents, in each case as compared with the comparable period of the preceding year, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

           (iv) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                       ANNEX III


                             MATERIAL SUBSIDIARIES


Union Texas Petroleum Energy Corporation
Union Texas International Corporation
Union Texas East Kalimantan Limited
Union Texas Pakistan, Inc.
Union Texas Petroleum Limited
Unistar, Inc.
Union Texas Britannia Limited
Union Texas Finance, Inc.